Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Kaveh Bakhtiari investorrelations@essendant.com (847) 627-2900

ESSENDANT REPORTS FIRST QUARTER 2016 PROFIT

DEERFIELD, Ill., April 20, 2016 – Essendant Inc. (NASDAQ: ESND), a leading supplier of workplace essentials, today announced financial results for the first quarter ended March 31, 2016.  Key results for 1Q 2016 were as follows:

•	Positive revenue momentum with net sales increase of $19.9 million year-over-year to $1.35 billion
•	Completed common platform facility conversion for core Office Product and JanSan categories
•	Adjusted EBITDA of $46.1 million(1) compared to $46.6 million last year
•	Adjusted earnings per share of $0.45(1) compared to $0.46 last year
•	GAAP net income of $16.5 million compared to $(6.0) million loss last year
•	GAAP earnings per share increased to $0.45 from a net loss of $0.16 per share last year
•	Increase in accounts receivable, consistent with planned return to revenue growth, resulted in negative free cash flow of $20.4 million

“Our first quarter results reflect a solid start to the year, as we delivered solid organic growth led by increased sales of office products through our new account wins,” said Robert B. Aiken, Jr., president and chief executive officer of Essendant. “Our value proposition is enabling us to generate positive momentum in the marketplace and our team continues to execute well, positioning us to realize revenue and earnings growth in 2016 consistent with our previous guidance.”

Management Perspective

•

First quarter performance was in-line with management expectations, with revenue growth driven primarily by the company’s core Office Product and JanSan categories and the Automotive acquisition in 2015.

•	Industrial remains challenged by the energy business and macro-economic environment. Within industrial, e-commerce, safety and national accounts showed sequential improvement in March.

First Quarter Sales

•	Organic sales, which exclude the prior-year acquisition and divestiture, increased 2.0%, driven principally by increased sales of office products.
•	Net sales increased 1.5% reflecting the continued focus on core categories.
(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.

Note: All EPS numbers in this document are diluted unless stated otherwise.

Essendant Reports First Quarter 2016 Profit

•

Acquisitions and divestitures had a net negative impact on the year-over-year comparison as the $23.2 million in sales in Q1 2015 related to the Mexico business divested last year was only partially offset by the $16.9 million in sales in Q1 2016 from the Automotive acquisition in 2015.

•	Excluding the extra selling day in Q1 2016, net sales decreased 0.1% and organic sales increased 0.4% versus the prior year quarter.
•	Year-over-year category performance (excludes workday adjustment):
•	Office Products: increased $6.0 million, or 0.8% to $733.3 million
•	Janitorial/Sanitation: increased $3.7 million, or 1.0%, to $362.4 million
•	Industrial: decreased $9.3 million, or 6.2% to $139.8 million
•	Automotive: increased $19.2 million, or 31.8% to $79.4 million

First Quarter Performance

•

Adjusted EBITDA decreased by $0.6 million to $46.1 million(1) due to an increase in incremental cost related to the common platform project and the impact of lower inflation on gross margin. The impact of these items totaled approximately $6.0 million in the quarter, and was partly offset by increased sales.

•

Adjusted net income fell by $1.2 million to $16.7 million(1) due to a lower adjusted EBITDA and additional interest expense. GAAP net income increased by $22.5 million to $16.5 million due to the absence of charges related to the Company’s repositioning actions totaling $30.5 million pre-tax in the 2015 quarter.

•	Adjusted earnings per share were $0.45(1), compared to $0.46 last year and GAAP earnings per share were $0.45 per share compared to a net loss of $0.16 per share last year.
•	Increased accounts receivable resulting from sales momentum, partly offset by the impact of lower inventory balances, drove negative free cash flow totaling $20.4 million.

Guidance

The company reaffirms its previously announced 2016 outlook, and currently expects the following:

•	+1% to +5% revenue growth compared to 2015, or total company revenue in the range of $5.4 billion to $5.6 billion;
•	+4% to +10% adjusted earnings per share growth compared to prior year, or adjusted EPS in the range of $3.20 to $3.40;
•	Annual free cash flow equal to or greater than net income.

The guidance above excludes the impact of the enterprise account business that would be acquired in the previously disclosed Staples transaction, any new acquisitions or unusual charges.

Conference Call

Essendant will hold a conference call followed by a question and answer session on Thursday, April 21, 2016, at 7:30 a.m. CDT, to discuss first quarter 2016 results. To participate, callers within the U.S. and Canada should dial (877) 358-2531 and international callers should dial (412) 902-6623 approximately 10 minutes before the presentation.  The conference ID is “10082375.”  To listen to the webcast, participants should visit the Investors

Essendant Reports First Quarter 2016 Profit

section of the company’s website (investors.essendant.com), and click on the “Q1-16 Earnings Release” button on the right side of the page, several minutes before the event is broadcast.   Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the quarterly results section of Essendant’s investor website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: Essendant's reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; end-user demand for products in the office, technology, and furniture product categories may continue to decline; the impact of Essendant's repositioning activities on Essendant's customers, suppliers, and operations; Essendant's reliance on independent resellers for a significant percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; prevailing economic conditions and changes affecting the business products industry and the general economy; Essendant's ability to maintain its existing information technology systems and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the impact of price transparency, customer consolidation, and changes in product sales mix on Essendant's margins; the impact on the company’s reputation and relationships of a breach of the company’s information technology systems; the risks and expense associated with Essendant's obligations to maintain the security of private information provided by Essendant's customers; Essendant's reliance on supplier allowances and promotional incentives; the creditworthiness of Essendant's customers; continuing or increasing competitive activity and pricing pressures within existing or expanded product manufacturers who sell directly to Essendant's customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; Essendant's ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; Essendant's success in effectively identifying, consummating and integrating acquisitions; the costs and risks related to compliance with laws, regulations and industry standards affecting Essendant's business; the availability of financing sources to meet Essendant's business needs; Essendant's reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect Essendant's results, please see the company’s Securities and Exchange Commission filings.  The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement.  Investors are advised to consult any further disclosure by Essendant regarding the matters discussed in this news release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time.  It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Essendant Reports First Quarter 2016 Profit

Company Overview

Essendant Inc. is a leading supplier of workplace essentials, with 2015 net sales of $5.4 billion. The company stocks a broad assortment of over 180,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The Company’s network of 74 distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

Essendant Reports First Quarter 2016 Profit

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2016	2015 (Revised)*
Net sales	$1,352,296	$1,332,375
Cost of goods sold	1,152,214	1,131,980
Gross profit	200,082	200,395
Operating expenses:
Warehousing, marketing and administrative expenses	167,678	197,581
Operating income	32,404	2,814
Interest expense, net	5,897	4,839
Income (loss) before income taxes	26,507	(2,025)
Income tax expense	9,977	3,982
Net income (loss)	$16,530	$(6,007)
Net income (loss) per share - basic:	$0.45	$(0.16)
Average number of common shares outstanding - basic	36,593	38,115
Net income (loss) per share - diluted:	$0.45	$(0.16)
Average number of common shares outstanding - diluted	36,875	38,115
Dividends declared per share	$0.14	$0.14

* During the third quarter of 2015, the Company elected a change in accounting principle for the valuation method of certain inventories to the last-in, first-out (“LIFO”) method from the first-in, first out method (“FIFO”). This change required retrospective application. As such, the financial statements presented for prior periods are titled “Revised”.

Essendant Reports First Quarter 2016 Profit

Essendant Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(Unaudited)
	As of March 31,	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$35,430	$29,983
Accounts receivable, less allowance for doubtful accounts of $17,686 in 2016 and $17,810 in 2015	741,625	716,537
Inventories	894,350	922,162
Other current assets	35,153	27,310
Total current assets	1,706,558	1,695,992
Property, plant and equipment, net	132,452	133,751
Goodwill	299,147	299,355
Intangible assets, net	93,657	96,413
Other long-term assets	54,004	37,348
Total assets	$2,285,818	$2,262,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$521,132	$531,949
Accrued liabilities	178,858	177,472
Current maturities of long-term debt	48	51
Total current liabilities	700,038	709,472
Deferred income taxes	7,508	11,901
Long-term debt	753,854	716,264
Other long-term liabilities	89,904	101,488
Total liabilities	1,551,304	1,539,125
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2016 and 2015	7,444	7,444
Additional paid-in capital	411,485	410,927
Treasury stock, at cost – 37,312,864 shares in 2016 and 37,178,394 shares in 2015	(1,105,119)	(1,100,867)
Retained earnings	1,475,216	1,463,821
Accumulated other comprehensive loss	(54,512)	(57,591)
Total stockholders’ equity	734,514	723,734
Total liabilities and stockholders’ equity	$2,285,818	$2,262,859

Essendant Reports First Quarter 2016 Profit

Essendant Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2016	2015 (Revised)*
Cash Flows From Operating Activities:
Net income (loss)	$16,530	$(6,007)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	11,731	12,223
Share-based compensation	2,911	2,640
Gain on the disposition of property, plant and equipment	(167)	(15)
Amortization of capitalized financing costs	166	272
Excess tax cost (benefit) related to share-based compensation	133	(262)
Asset impairment charges	-	23,610
Deferred income taxes	(1,881)	(1,469)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(24,819)	26,217
Decrease in inventory	28,018	46,023
Increase in other assets	(24,774)	(10,751)
Increase in accounts payable	9,571	645
Decrease in checks in-transit	(20,294)	(13,613)
Increase (decrease) in accrued liabilities	1,997	(17,534)
(Decrease) increase in other liabilities	(9,943)	743
Net cash (used in) provided by operating activities	(10,821)	62,722
Cash Flows From Investing Activities:
Capital expenditures	(9,877)	(5,490)
Proceeds from the disposition of property, plant and equipment	281	18
Net cash used in investing activities	(9,596)	(5,472)
Cash Flows From Financing Activities:
Net borrowing (repayments) under revolving credit facility	37,388	(29,630)
Net proceeds (disbursements) from share-based compensation arrangements	339	(875)
Acquisition of treasury stock, at cost	(6,839)	(16,028)
Payment of cash dividends	(5,160)	(5,396)
Excess tax (cost) benefit related to share-based compensation	(133)	262
Payment of debt issuance costs	-	(36)
Net cash provided by (used in) financing activities	25,595	(51,703)
Effect of exchange rate changes on cash and cash equivalents	269	(1,758)
Transfer of cash to held for sale	-	(970)
Net change in cash and cash equivalents	5,447	2,819
Cash and cash equivalents, beginning of period	29,983	20,812
Cash and cash equivalents, end of period	$35,430	$23,631
Other Cash Flow Information:
Income tax payments, net	$1,027	$3,183
Interest paid	7,292	6,213

Essendant Reports First Quarter 2016 Profit

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA,

Adjusted Net Income, and Adjusted Diluted Net Income Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2016	2015 (Revised)*

Operating expenses	$167,678	$197,581
Workforce reduction and facility closure charge	(254)	(6,433)
Intangible asset impairment charge and accelerated amortization related to rebranding	-	(10,462)
Asset held for sale impairment	-	(13,566)
Adjusted operating expenses	$167,424	$167,120

Operating income	$32,404	$2,814
Operating expense items noted above	254	30,461
Adjusted operating income	$32,658	$33,275
Depreciation and amortization	$10,489	$10,711
Equity compensation	2,911	2,640
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$46,058	$46,626

Net income (loss)	$16,530	$(6,007)
Operating expense items noted above, net of tax	155	23,896
Adjusted net income	$16,685	$17,889

Diluted net income (loss) per share(1)	$0.45	$(0.16)
Per share operating expense items noted above	0.00	0.62
Adjusted diluted net income per share	$0.45	$0.46

(1)

Diluted net income (loss) per share for the first quarter of 2015 under GAAP equals basic earnings per share due to the net loss. The diluted earnings per share shown here does not reflect this adjustment.

Note: Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share in the first quarter of 2016 exclude the effects of a workforce reduction and facility consolidation charge. The 2015 quarter excludes the effects of a workforce reduction and facility consolidation charge, intangible asset charge and accelerated amortization related to rebranding, and an impairment charge related to listing a non-strategic business for sale. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.